SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2006

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in more detail below, on December 14, 2006, the Board of Directors of Northwest Natural Gas Company (the “Company”) took actions having the following effects:

•	the tax “gross-up” in change in control severance agreements for all executive officers was eliminated;

•	the change in control severance benefits payable to Mark S. Dodson, President and Chief Executive Officer of the Company, were reduced to a single $750,000 payment;

•	the “change in control” definition and triggering events in the Company’s two supplemental retirement plans were conformed to the definitions and triggering events approved in December 2005 for the change in control severance agreements;

•	a special provision of the Company’s Executive Supplemental Retirement Income Plan that used final salary in lieu of three-year average salary for calculating retirement benefits following a change in control and related termination of employment was eliminated;

•	a lower second tier benefit level applicable to new executive officers of the Company was added to the Company’s Supplemental Executive Retirement Plan; and

•	the 2% reduction in the interest crediting rate under the Company’s two older deferred compensation plans that was approved in September 2006 was delayed for ten years.

In consideration of the executive officers’ consent to certain of these actions, the Company agreed to pay to each executive officer $10,000 in cash, except to Mr. Dodson who will receive $1.00. The form of consent is filed as Exhibit 10.1.

Amended and Restated Severance Agreements with Certain Executive Officers

On December 14, 2006, the Board of Directors approved the Company’s entry into amended and restated severance agreements with certain executive officers of the Company. These agreements, which will be entered into effective December 14, 2006, generally provide for the payment, upon the termination of the employee’s employment by the Company without cause or by the employee for “good reason” (as defined in the severance agreements) within two years following a “change in control” of the Company (as defined in the severance agreements), of an amount equal to two times the sum of the employee’s annual salary and average bonus for the last three years, and also provide up to two-years’ continuation of life, accident and health insurance benefits. The form of amended and restated severance agreement with all executive officers other than Mark S. Dodson is filed as Exhibit 10.2.

The Board of Directors approved the revised form of severance agreement to change the provisions regarding the excise tax on “parachute payments.” Under the prior form of severance agreement, if any benefits to the employee were subject to the excise tax, the Company was required to make an additional payment to the employee such that the employee would receive net benefits as if no excise tax were payable. Such provision was eliminated in the revised form of severance agreement. Under the revised form, if any benefits otherwise payable to the employee would be subject to the excise tax, then, if it would result in greater net benefits for the employee to have the benefits that would otherwise be payable reduced by the amount necessary to prevent them from being “parachute payments,” then the employee will be paid such reduced benefits. If it would result in greater net benefits for the employee to pay the excise tax and receive the full amount of the benefits otherwise payable to him or her, then the employee will be paid the full amount of such benefits without reduction. In such event, the Company will not be able to deduct the “parachute payments” for federal income tax purposes.

Amended and Restated Severance Agreement with Mark S. Dodson

On December 14, 2006, the Board of Directors approved the Company’s entry into an amended and restated severance agreement with Mark S. Dodson, the Company’s President and Chief Executive Officer. This agreement, which will be entered into effective December 14, 2006, generally provides for the payment of severance benefits upon the termination of Mr. Dodson’s employment by the Company without cause or by Mr. Dodson for “good reason” (as defined in the severance agreement) within two years following a “change in control” of the Company (as defined in the severance agreement). The amended and restated severance agreement with Mr. Dodson is filed as Exhibit 10.3.

The Board of Directors approved the revised form of severance agreement with Mr. Dodson to change the amount of the severance benefits. Under the prior form of severance agreement with Mr. Dodson, the severance benefits generally consisted of an amount equal to three times the sum of his annual salary and average bonus for the last three years, plus up to three-years’ continuation of life, accident and health insurance benefits. Under the revised form of severance agreement with Mr. Dodson, the severance benefits generally consist of an amount equal to $750,000. Another change from the prior agreement is inclusion of a provision pursuant to which Mr. Dodson agrees that, upon a “change in control” of the Company within the meaning of any Long Term Incentive Award Agreement with the Company to which he is party, any outstanding award under such an agreement for which the performance period has not expired will be cancelled and no payout under the agreement will be made. The revised form of severance agreement with Mr. Dodson also includes the same change to the provisions regarding the excise tax on “parachute payments” that is described above.

Amendments to Executive Supplemental Retirement Income Plan

On December 14, 2006, the Board of Directors approved amendments to the Company’s Executive Supplemental Retirement Income Plan (the “ESRIP”) to conform the definition of

“change in control” and the related triggering events for enhanced benefits under the ESRIP to the definition of change in control and the related triggering events for severance benefits that were approved in December 2005 when the Company amended and restated its severance agreements with executive officers. Specifically, under the ESRIP as amended, the enhanced benefits payable to ESRIP participants under the ESRIP in connection with a “change in control” of the Company and related termination of employment shall only be payable to a participant if the participant becomes entitled to severance benefits under the participant’s severance agreement (if any) with the Company. A copy of the ESRIP is filed as Exhibit 10.4.

In addition, under the ESRIP prior to the amendments, the enhanced benefits payable to a participant in connection with a change in control and related termination of employment were generally calculated using the participant’s salary at the time of termination plus the average of the participant’s bonus over a three-year period, which would generally result in greater enhanced benefits than if the average of the participant’s salary and bonus over a three-year period had been used, as is the case for all other benefit calculations under the ESRIP. Under the ESRIP as amended, the average of the participant’s salary and bonus over a three-year period (rather than salary at the time of termination plus the average of the participant’s bonus over a three-year period) is also used in connection with a change in control and related termination of employment. Under the ESRIP both before and after the amendments, the enhanced benefits payable to a participant in connection with a change in control and related termination of employment include full vesting in ESRIP benefits and the receipt of three additional years of service credit.

The amendments also included certain other changes made to clarify the operation of certain provisions and other technical changes.

Amendments to Supplemental Executive Retirement Plan

On December 14, 2006, the Board of Directors approved amendments to the Company’s Supplemental Executive Retirement Plan (the “SERP”), effective December 1, 2006, to add a second tier of benefits under the SERP for individuals who become executive officers of the Company on or after December 1, 2006 (“Tier 2 Participants”). Under the SERP as amended, participants who were already participants in the SERP prior to December 1, 2006 are referred to as “Tier 1 Participants.” Under the SERP as amended, Tier 2 Participants are generally entitled to a make-up benefit upon termination of employment equal to the amount, if any, by which the Tier 2 Participant’s benefit under the Company’s Retirement Plan for Non-Bargaining Unit Employees (the “Qualified Plan”) would be greater than the actual benefit payable under the Qualified Plan upon termination in the absence of certain Internal Revenue Code limits that have the effect of reducing benefits payable under the Qualified Plan. Generally, for purposes of calculating the make-up benefit, salary and bonus deferred by the Tier 2 Participant under the Company’s Deferred Compensation for Directors and Executives shall be considered to have been paid to the Tier 2 Participant in the year in which the deferral occurred. The make-up benefit is generally vested after the Tier 2 Participant has completed five years of service with the Company. The make-up benefit is payable in the form of an annuity. A copy of the SERP is filed as Exhibit 10.5.

The amendments to the SERP also conformed the definition of “change in control” and the triggering event for enhanced benefits under the SERP to the definition of change in control and the triggering events for severance benefits that were approved in December 2005 when the Company amended and restated its severance agreements with executive officers. Specifically, under the SERP as amended, the enhanced benefits payable to SERP participants under the

SERP in connection with a “change in control” of the Company and related termination of employment shall only be payable to a participant if the participant becomes entitled to severance benefits under the participant’s severance agreement (if any) with the Company. Under the terms of the SERP prior to the amendments, participants generally became entitled to enhanced benefits under the SERP upon a “change in control” of the Company, regardless of whether or not the participant’s employment was terminated in connection with the change in control.

Under the SERP as amended, the enhanced benefits payable to both Tier 1 Participants and Tier 2 Participants in connection with a “change in control” of the Company and related termination of employment generally consist of full vesting in SERP benefits and the receipt of three additional years of service credit.

Amendments to Executive Deferred Compensation Plan

On December 14, 2006, the Board of Directors approved amendments to the Company’s Executive Deferred Compensation Plan (the “EDCP”) to change the interest crediting rate on cash accounts under the EDCP. Under the EDCP both before and after the amendments, until January 1, 2007, interest on cash accounts is credited at a rate equal to two percentage points over a Moody’s corporate bond index, and the interest rate credited on cash accounts under the plan shall always be at least six percent (6%). However, the EDCP prior to the amendments also provided that, beginning January 1, 2007, the EDCP would (i) credit interest at the same Moody’s corporate bond rate, but without the additional two percentage points, and (ii) no longer include a 6% interest rate floor.

The EDCP as amended provides that, beginning January 1, 2007, the EDCP will (i) credit interest at the same Moody’s corporate bond rate, plus two percentage points, and (ii) include a 6% interest rate floor. The EDCP as amended also generally provides that, beginning January 1, 2017, the EDCP will (i) credit interest at the interest rate that applies to cash accounts under the Company’s Deferred Compensation for Directors and Executives (the “Deferred Compensation Plan”), as such plan may be amended from time to time, and (ii) no longer include a 6% interest rate floor. A copy of the EDCP is filed as Exhibit 10.6. Similar amendments were made at the same time to the Company’s Directors Deferred Compensation Plan (the “DDCP”), a copy of which (as amended) is filed as Exhibit 10.7.

The EDCP and the DDCP were terminated for purposes of new deferrals of compensation effective January 1, 2005. Current deferrals of compensation by directors and officers are made pursuant to the Deferred Compensation Plan, which continues to provide that, beginning January 1, 2007, such plan will (i) credit interest at the same Moody’s corporate bond rate described above, but without the additional two percentage points, and (ii) no longer include a 6% interest rate floor.

Amendment to Employment Agreement with Mark S. Dodson

On December 14, 2006, the Board of Directors approved an amendment to the Employment Agreement between the Company and Mark S. Dodson.

Under the employment agreement with Mr. Dodson prior to the amendment, Mr. Dodson generally would be vested and eligible under the ESRIP for supplemental retirement benefits based on 65% of his “final annual compensation” (as defined in the ESRIP), notwithstanding that he is not otherwise eligible under the ESRIP for such target percentage accrual, and with no reduction in benefits based on early retirement, if (a) his employment is terminated for any reason after December 31, 2007, (b) he becomes disabled during employment, (c) he dies during employment, (d) his employment is terminated by the Company other than for cause, or (e) he becomes entitled to severance benefits under his severance agreement with the Company in connection with a change in control-related termination. Under Mr. Dodson’s employment agreement as amended, if Mr. Dodson becomes entitled to severance benefits under his severance agreement with the Company in connection with a change in control-related termination occurring before December 31, 2007, he will not become entitled to the 65% ESRIP benefit referenced above or to any other enhanced ESRIP benefits. A copy of the amendment to Mr. Dodson’s employment agreement is filed as Exhibit 10.8.

Item 8.01.	Other Events.

On December 14, 2006, the Board of Directors elected Richard G. Reiten as Chairman of the Board. In addition, the Board appointed the following officers:

Gregg S. Kantor	Executive Vice President, effective December 18, 2006
J. Keith White	Vice President, effective January 1, 2007
David R. Williams	Vice President, effective January 1, 2007
Grant M. Yoshihara	Vice President, effective January 1, 2007

A press release announcing the selection of the Chairman and the appointment of officers was issued on December 18, 2006 and is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Consent dated December 14, 2006 entered into by each executive officer.

10.2	Form of amended and restated executive change in control severance agreement between the Company and each executive officer other than Mark S. Dodson.

10.3	Amended and restated executive change in control severance agreement dated December 14, 2006 between the Company and Mark S. Dodson.

10.4	Amended and Restated 1998 ESRIP Change in Control Appendix to the Executive Supplemental Retirement Income Plan, as amended effective December 14, 2006.

10.5	Supplemental Executive Retirement Plan, restated as of December 1, 2006.

10.6	Executive Deferred Compensation Plan, restated as of January 1, 2007.

10.7	Directors Deferred Compensation Plan, restated as of January 1, 2007.

10.8	Amendment dated December 14, 2006 to employment agreement dated December 20, 2002 between the Company and Mark S. Dodson.

99.1	Press Release of Northwest Natural Gas Company issued December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY (Registrant)

Dated: December 19, 2006	/s/ David H. Anderson
David H. Anderson
Senior Vice President and Chief Financial Officer

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